UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2005
STERLING BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20750 (Commission File Number)	74-2175590 (IRS Employer Identification No.)
2550 North Loop West, Suite 600
Houston, Texas 77092
(Address Of Principal Executive Office and Zip Code)
(713) 466-8300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
     Effective August 1, 2005, the Board of Directors of Sterling Bancshares, Inc. (the “Company”), upon recommendation of the Board’s Corporate Governance and Nominating Committee, elected Dan C. Tutcher to serve as a Class II director until the 2006 annual meeting of shareholders. In connection with the election of Mr. Tutcher, the Board increased the number of directors from 14 to 15, with Mr. Tutcher filling the vacancy created thereby. The Board intends to appoint Mr. Tutcher to serve on the Asset/Liability Management Committee of the Company’s wholly-owned subsidiary, Sterling Bank, at the next Board meeting in October 2005. At this time, it has not been determined on which of the Company’s Board committees Mr. Tutcher will serve.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits.       The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press Release dated August 5, 2005, announcing the election of Dan C. Tutcher to the Board of Directors of Sterling Bancshares, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2005	STERLING BANCSHARES, INC.
	By:	/s/ STEPHEN C. RAFFAELE
Stephen C. Raffaele
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated August 5, 2005, announcing the election of Dan C. Tutcher to the Board of Directors of Sterling Bancshares, Inc.